EXHIBIT 3.1

                            ARTICLES OF INCORPORATION
                                       OF
                           TRAVEL SERVICES GROUP, INC.

                                 ARTICLE I- NAME

         The name of the Corporation is TRAVEL SERVICES GROUP, INC. (hereinafter called the "Corporation").

                         ARTICLE II - PURPOSES; DURATION

         The purpose for which the Corporation is organized is to engage in the transaction of any lawful business for which corporations may be incorporated under the laws of the State of Florida. The Corporation shall exist perpetually unless sooner dissolved according to law.

                           ARTICLE III - CAPITAL STOCK

         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 shares of stock, consisting of (i) 1,000,000 shares, designated as preferred stock, par value of One Cent ($.01) per share (the "Preferred Stock"), and (ii) 50,000,000 shares, designated as common stock, par value of One Cent ($.01) per share (the "Common Stock"), 1,900,331 shares of which Common Stock is designated as restricted voting common stock (the "Restricted Voting Common Stock"), subject to paragraph 5 of this Article III.

         A statement of the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of stock of the Corporation, is as follows:

         PREFERRED STOCK. The Preferred Stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Subject to the provisions of these Articles of Incorporation and the limitations prescribed by law, the Board of Directors is expressly authorized by adopting resolutions to issue, fix or change the number of shares constituting any series or class of, and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (and whether dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), a redemption price or prices, conversion rights and liquidation preferences of, the shares constituting any class or series of the Preferred Stock, without any further action or vote by the shareholders.



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COMMON STOCK; RESTRICTED VOTING COMMON STOCK.

         1. RIGHTS OF COMMON STOCK AND RESTRICTED VOTING COMMON STOCK. Except as to differences in voting power as expressly provided in this Article III or as otherwise required under the Florida Business Corporation Act, all shares of Common Stock and Restricted Voting Common Stock shall have identical rights and limitations, and the Common Stock and Restricted Voting Common Stock shall otherwise be deemed for all purposes to constitute one class of stock of the Corporation, including, without limitation, with respect to rights to receive and share in dividends and other distributions by the Corporation.

         2. DIVIDENDS. Subject to the preferred rights of the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the holders of the Common Stock and Restricted Voting Common Stock shall be entitled to receive, as and when declared by the Board of Directors out of the funds of Corporation legally available therefor, such dividends (payable in cash, stock or otherwise) as the Board of Directors may from time to time determine, payable to shareholders of record on such date or dates as shall be fixed for such purpose by the Board of Directors in accordance with the Florida Business Corporation Act. All dividends on Common Stock shall be paid pari passu with dividends on Restricted Voting Common Stock.

         3. LIQUIDATION. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the distribution or payment to the holders of shares of any class or series of Preferred Stock as provided by the Board of Directors with respect to any such class or series of Preferred Stock, the remaining assets of the Corporation available for distribution to shareholders shall be distributed among and paid to the holders of Common Stock and Restricted Voting Common Stock ratably in proportion to the number of shares of Common Stock and Restricted Voting Common Stock held by them respectively.

         4. VOTING RIGHTS. Except as otherwise required by law, each holder of shares of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the books of the Corporation. Except as otherwise required by law, each holder of shares of Restricted Voting Common Stock shall be entitled to four-tenths of a vote for each share of Restricted Voting Common Stock standing in such holder's name on the books of the Corporation. The holders of Common Stock and Restricted Voting Common Stock shall vote as a single class on all matters subject to a vote of such shares, and the holders of shares of Restricted Voting Common Stock shall have no right to vote separately as a class, except as specifically required otherwise by the Florida Business Corporation Act.


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         5. CONVERSION OF THE RESTRICTED VOTING COMMON STOCK. Each share of
Restricted Voting Common Stock will automatically convert into Common Stock on a share for share basis (a) in the event of any transfer or other disposition of such share of Restricted Voting Common Stock by the holder thereof (other than a disposition which is a distribution by a holder to its partners or beneficial owners or a transfer to a related party of such holder (as defined in Section 267, 707, 318, and/or 4946 of the Internal Revenue Code of 1986), (b) in the event any person acquires beneficial ownership of 15% or more of the outstanding shares of Common Stock of the Corporation, (c) in the event any person offers to acquire 15% or more of the outstanding shares of Common Stock of the Corporation, or (d) in the event that such a conversion is approved by a majority of the aggregate number of votes which may be voted by the holders of outstanding shares of Common Stock and Restricted Voting Common Stock entitled to vote to approve such conversion. After December 31, 1999, the Corporation may elect, by resolution of the Board of Directors, to convert any outstanding shares of Restricted Voting Common Stock into shares of Common Stock in the event 73.25% or more of the aggregate number of shares of Restricted Voting Common Stock first issued by the Corporation have been converted into shares of Common Stock. Upon such time, after the first issuance of shares of Restricted Voting Common Stock, as all outstanding shares of Restricted Voting Common Stock shall have been converted into shares of Common Stock or shall otherwise cease to be outstanding, (i) the Corporation shall cease to have any authorized shares of Restricted Voting Common Stock (but such occurrence shall in no event reduce or change the aggregate total number of shares of the Corporation's authorized Common Stock) and (ii) the Board of Directors may amend these Articles of Incorporation as permitted under the Florida Business Corporation Act to delete references and provisions relating to the Restricted Voting Common Stock.

         6. CALL OF SPECIAL MEETING OF SHAREHOLDERS. Except as otherwise required by law, special meetings of shareholders of the Corporation may be called only by (i) the Board pursuant to a resolution approved by a majority of the entire Board, (ii) the Company's Chairman of the Board or, if the Chairman is not present (or if there is no Chairman), by the Company's President or (iii) the holders of not less than fifty (50) percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting, but only if such holders first deliver to the Corporation's secretary one or more written demands (which shall be signed and dated) describing the purpose or purposes for which the special meeting is to be held, in accordance with all requirements of applicable law.

                         ARTICLE IV - BOARD OF DIRECTORS

         1. BOARD OF DIRECTORS. The Corporation's Board of Directors shall be classified with respect to the time for which they shall severally hold office into three classes, Class I, Class II and Class III, as nearly equal in number as possible. The Class I Directors shall be elected to hold office for an initial term expiring at the 2001 annual meeting of shareholders, the Class II Directors shall be elected to hold office for an initial term expiring at the 1999 annual meeting of shareholders, and the Class III Directors shall be elected to hold office for an initial term expiring at the 2000 annual meeting of shareholders, with the members of each class of directors to hold office until their successors have been duly elected and qualified. At each annual meeting of shareholders, the successors to the class of directors whose term expires at that meeting shall be


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elected to hold office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election and until their successors have been duly elected and qualified. No director or class of directors may be removed from office by a vote of the shareholders at any time except for cause.

         2. VACANCIES. Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the shareholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the shareholders may be filled by a vote of the shareholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of shareholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to Article III applicable thereto, and each director so elected shall not be subject to the provisions of this Article IV unless otherwise provided therein.

         3. POWER TO MAKE, ALTER AND REPEAL BYLAWS. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the Bylaws of the Corporation.

         4. AMENDMENT AND REPEAL OF ARTICLE IV. Notwithstanding any provision of these Articles of Incorporation and of the Bylaws, and notwithstanding the fact that a lesser percentage may be permitted by Florida law, unless such action has been approved by a majority vote of the full Board of Directors, the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the outstanding shares of the Corporation's capital stock entitled to vote thereon, voting together as a single class, shall be required to amend or repeal any provisions of this
Article IV or to adopt any provision inconsistent with this Article IV. In the event such action has been previously approved by a majority vote of the full Board of Directors, the affirmative vote of a majority of the outstanding shares entitled to vote thereon shall be sufficient to amend or repeal any provision of this Article IV or adopt any provision inconsistent with this Article IV.


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            ARTICLE V - INITIAL REGISTERED AGENT; CORPORATION ADDRESS

         The street address of the initial registered office of the Corporation is 1201 Hays Street, Tallahassee, Florida 32301. The name of the initial registered agent of the Corporation at that address is Corporation Service Company. The current mailing address of the principal place of business of the Corporation is 220 Congress Park Drive, Suite 300, Delray Beach, Florida 33445.

                            ARTICLE VI - INCORPORATOR

         The name and address of the incorporator of the Corporation is Suzanne
B. Bell, 220 Congress Park Drive, Suite 300, Delray Beach, Florida 33445.

                 ARTICLE VII - LIMITATION ON DIRECTOR LIABILITY

         A director shall not be personally liable to the Corporation or the holders of shares of capital stock or any other person for monetary damages for any statement, vote, decision, act or failure to act, for which such liability is precluded or otherwise eliminated under Section 607.0831 or otherwise under the Florida Business Corporation Act. If the Florida Business Corporation Act is hereafter amended to authorize the further or broader elimination or limitation of the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Florida Business Corporation Act, as so amended. No repeal or modification of this Article VII shall adversely affect any right of or protection afforded to a director of the Corporation existing immediately prior to such repeal or modification.

                         ARTICLE VIII - INDEMNIFICATION

         The Corporation shall indemnify and may advance expenses to, and may purchase and maintain insurance on behalf of, its officers and directors to the fullest extent permitted by law as now or hereafter in effect. Without limiting the generality of the foregoing, the Bylaws may provide for indemnification and advancement of expenses to officers, directors, employees and agents on such terms and conditions as the Board may from time to time deem appropriate or advisable.

         IN WITNESS WHEREOF, the incorporator has executed these Articles of Incorporation of TRAVEL SERVICES GROUP, INC. this 19th day of October, 1998.


                                           /s/ SUZANNE B. BELL
                                               --------------------------------
                                               Suzanne B. Bell, Incorporator


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                           CONSENT OF REGISTERED AGENT
                                       OF
                           TRAVEL SERVICES GROUP, INC.

         The undersigned, Corporation Service Company, whose business address is 1201 Hays Street, Tallahassee, Florida 32301, hereby accepts appointment as the initial registered agent of TRAVEL SERVICES GROUP, INC., a Florida corporation, and accepts the obligations provided for in Section 607.0505, Florida Statutes.


                                           CORPORATION SERVICE COMPANY
                                           Registered Agent


                                           By: --------------------------------